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                                                                  EX-99.B(18)(b)
                      Total Return U.S. Treasury Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
       Flag Investors Class A, Flag Investors Class B and ISI Class Shares

                            Adopted December 13, 1995
                         Amended through August 4, 1997

I.  Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Total Return U.S. Treasury Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"),

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for three classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A Shares, Flag Investors Class B Shares and ISI Shares) and future classes of Fund shares. The Flag Investors Class A Shares and the ISI Shares have been offered since the Fund's inception on August 10, 1988. The Flag Investors Class B Shares have not yet been offered. (A fourth class of the Fund's shares (the Flag Investors Class D Shares) are no longer being offered.)

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive


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voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")(1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III.     Expense Allocations

         Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

         The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.

--------
(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.


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                                                             Approved: June 1988


                          Resolutions of Board Creating
                       Flag Investors Class of Shares and
      ISI Class of Shares (formerly known as C.J. Lawrence Class of Shares)


         RESOLVED, that the Fund establish the Flag Investors Class of its shares and that the shares of such class represent undivided interests in the net assets of the Fund.

         FURTHER RESOLVED, that the Fund establish the C. J. Lawrence Class of its shares and that the shares of such class represent undivided interests in the net assets of the Fund.

         RESOLVED, that the proposed Distribution Agreement, in substantially the form presented to this meeting, between the Fund and Alex. Brown & Sons Incorporated for distribution of the Fund's Flag Investors Class of Shares be, and the same hereby is, approved, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute the Flag Investors Class Distribution Agreement with such modifications as the officers executing the Flag Investors Class Distribution Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Distribution Agreement, in substantially the form presented to this meeting, among the Fund, Alex. Brown & Sons Incorporated and C. J. Lawrence, Morgan Grenfell Inc. for distribution of the Fund's C. J. Lawrence Class of Shares be, and the same hereby is, approved, and that the appropriate officers be, and they hereby are, authorized and directed to enter into and execute the C. J. Lawrence Distribution Agreement with such modifications as the officers executing the C. J. Lawrence Class Distribution Agreement shall deem appropriate or as may be required to conform with requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plans of Distribution (the "Plans") are determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the Plans be, and the same hereby are, approved.


                                                      Approved: November 4, 1992

          Resolutions of Board Renaming Flag Investors Class of Shares and Creating Flag Investors Class B Shares

         WHEREAS, the Board of Directors of Total Return U.S. Treasury Fund, Inc. has previously designated two classes of the Fund's shares: Flag Investors Total Return U.S. Treasury Fund Shares and ISI Total Return U.S. Treasury Fund Shares;

         NOW THEREFORE BE IT RESOLVED, that Flag Investors Total Return U.S. Treasury Fund Shares be, and they hereby are, further classified and designated as "Flag Investors Class A Shares";

         FURTHER RESOLVED, that an additional class of shares of Total Return U.S. Treasury Fund, Inc. (the "Fund") be, and hereby is, classified and designated as the "Flag Investors Class B Shares" (the "Class B Shares") and that unissued shares of common stock, par value $.001 per share of the Fund be, and the same hereby are, reclassified as follows:

==========================================================================================================================
   Total # Shares            Class A             Class B              Class D              ISI            Unclassified
--------------------------------------------------------------------------------------------------------------------------
    100,000,000             44,000,000          5,000,000             500,000           44,000,000          6,500,000
==========================================================================================================================

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         FURTHER RESOLVED, that the proper officers of each of the foregoing
Funds be, and each of them hereby is, authorized and directed to file articles supplementary to the relevant Fund's Articles of Incorporation and to take such other action as may be necessary to designate and reclassify shares in the foregoing manner.

         RESOLVED, that the Distribution Agreement between the Fund Inc. and Alex. Brown & Sons Incorporated for the Class B Shares be, and the same hereby is, approved;

         FURTHER RESOLVED, that at such time as the Fund offers the Class B Shares, the Plan of Distribution presented at this meeting shall govern the payment of 12b-1 fees by that class;

         FURTHER RESOLVED, that the Plan of Distribution for the Class B Shares of the Fund is determined to be reasonably likely to benefit the Fund and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for similar plans;

         FURTHER RESOLVED, that said Plan be, and the same hereby is, approved.


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                                                    Approved: September 22, 1992


                          Resolution of Board Approving
                           New Distribution Agreement
                           With Armata Financial Corp.


         RESOLVED, that the proposed Distribution Agreement, in substantially the form presented to this meeting, between the Fund and Armata Financial Corp., for distribution of the Fund's C.J. Lawrence Class of Shares be, and the same hereby is, approved and that the appropriate officers be, and they hereby are, authorized and directed to enter into and execute the C.J. Lawrence Class Distribution Agreement with such modifications as the officers executing the C.J. Lawrence Class Distribution Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.


                                                        Approved: August 4, 1997

                         Resolutions of Board Approving
             New Distribution Agreement with ICC Distributors, Inc.

         RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.



                                                        Approved: August 4, 1997

                       Resolutions of Board Approving New
           Plans of Distribution for Flag Investors Class A Shares and
                          Flag Investors Class B Shares

         FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Total Return U.S. Treasury Fund, Inc. be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved;

         FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

         FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans; and

         FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.

Total Return U.S. Treasury Fund, Inc.
18f-3 Plan Exhibits

1. Registrant's Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 13 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed with the Securities and Exchange Commission via EDGAR (Accession No.0000950116-96-000097) on February 26, 1996 is herein incorporated by reference.

2. Registrant's Articles Supplementary to Articles of Incorporation filed as Exhibit (1)(b) to Post-Effective Amendment No. 13 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed with the Securities and Exchange Commission via EDGAR (Accession No.0000950116-96-000097) on February 26, 1996 is herein incorporated by reference.

3. Registrant's By-Laws are filed as Exhibit (2) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000364) on February 26, 1997 and are herein incorporated by reference.

4. Registrant's Distribution Agreement dated as of August 31, 1997 between Registrant and ICC Distributors Inc. with respect to Flag Investors Shares filed as Exhibit (6)(a) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

5. Registrant's Distribution Plan with respect to Flag Investors Total Return U.S. Treasury Fund Class A Shares filed as Exhibit (15)(d) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

6. Registrant's Distribution Agreement dated August 31, 1997 between Registrant and ICC Distributors Inc. with respect to Flag Investors Shares filed as Exhibit
(6)(a) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

7. Registrant's Distribution Plan with respect to Flag Investors Total Return U.S. Treasury Fund Class B Shares filed as Exhibit (15)(f) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

8. Registrant's Distribution Agreement dated April 1, 1997 between Registrant and International Strategy & Investment Group, Inc. with respect to ISI Total Return U.S. Treasury Fund Shares filed as Exhibit (6)(d) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

9. Registrant's Distribution Plan with respect to ISI Total Return U.S. Treasury Fund Shares filed as Exhibit (15)(e) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-12179), filed herewith and is herein incorporated by reference.

10. Registrant's Form of Sub-Distribution Agreement between ICC Distributors Inc. and Participating Dealers is filed as Exhibit (6)(e) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No.33-12179) filed herewith and is herein incorporated by reference.

11. Registrant's Prospectus with respect to Flag Investors Total Return U.S. Treasury Fund Class A and Class B Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-12179) and, as amended from time to time, is herein incorporated by reference.



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12. Registrant's Prospectus with respect to ISI Total Return U.S. Treasury Fund
Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-12179) and, as amended from time to time, is herein incorporated by reference.